EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-54345, 2-63803, 2-75715, 2-88474, 2-96491, 33-32465, 33-57537, 333-77867, 333-77869, 333-77871, 333-77873 on Form S-8 and in Registration Statement Nos. 33-55136, 33-53817, 33-57325, 33-59784, 333-631, 333-63441, 333-65901, 333-68751, 333-71071 and 333-74349 on Form S-3 of our report dated November 3, 1999 (except for Note 14, as to which the date is December 17, 1999), appearing in this Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1999.

/s/ Deloitte & Touche LLP

Costa Mesa, California
December 27, 1999